Exhibit 10.7
OPTION NUMBER:
OPTIONEE:
DATE OF GRANT:
EXERCISE PRICE:
COVERED SHARES:
EXPIRATION DATE:
EntreMed, Inc. 2001 Long-Term Incentive Plan
Non-Qualified Stock Option Grant Agreement
     1. Definitions. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the 2001 Long-Term Incentive Plan, as amended from time to time (the “Plan”).
     2. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Corporation hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Corporation that number of shares of Common Stock identified as the “Covered Shares” set forth above, exercisable at the “Exercise Price” set forth above (as it may be adjusted from time to time pursuant to Section 4 hereof).
     3. Terms of the Option.
          3.1 Type of Option. The Option is intended to be a nonstatutory stock option under Section 422 of the Code.
          3.2 Option Period; Exercisability. The Option may be exercised in whole shares during the period commencing on the Date of Grant and terminating on the Expiration Date set forth above.
          3.3 Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution or as otherwise permitted by the Administrator, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative.
          3.4 Payment of the Exercise Price. The Optionee, upon exercise, in whole or in part, of the Option, may pay the Exercise Price by any or all of the following means, either alone or in combination:
               (a) cash or check payable to the order of the Corporation;
               (b) if at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivery (either actual or constructive) of shares of unencumbered Common Stock (provided that such shares, if acquired under the Option or under any other option or award granted under the Plan or any other plan sponsored or maintained by the Corporation, have been held by the Optionee for at least six months or such other period as determined by the Administrator) that have an aggregate Fair Market Value on the date of exercise (“Date of Exercise”) equal to that portion of the Exercise Price being paid by delivery of such shares; or
               (c) if at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system and in accordance with such rules as may be specified by the Administrator, delivery to the Corporation of a properly executed exercise notice and irrevocable instructions to a registered securities broker promptly to deliver to the Corporation cash equal to the Exercise Price for that portion of the Option being exercised.
     4. Capital Adjustments. The number of Covered Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such adjustment or change, if any, as the Administrator in its sole discretion deems appropriate to reflect such events as stock dividends, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, or the like, of or by the Corporation. Any adjustment determined to be appropriate by the Administrator shall be conclusive and shall be binding on the Optionee.
     5. Exercise.
          5.1 Notice. The Option shall be exercised, in whole or in part by the delivery to the Corporation of written notice of such exercise, in such form as the Adminstrator may from time to time prescribe, accompanied by full payment (or means of full payment permitted by Section 3.4 hereof) of the Exercise Price with respect to that portion of the Option being exercised. Until the Administrator notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.
          5.2 Withholding. The Corporation’s obligation to issue or deliver shares of Common Stock upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, authorizing the Corporation to withhold shares of Common Stock from the shares otherwise issuable to the Optionee upon exercise of the Option; or (c) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivering to the Corporation already-owned and unencumbered shares of Common Stock. For purposes of this Section 5.2, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 5.2 exceed the minimum amount of taxes required to be withheld in connection with exercise of the Option.

          5.3 Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of shares of Common Stock as to which the Option is exercised.
          5.4 Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Option may not be exercised at any time that the Corporation does not have an effective registration statement under the Securities Act of 1933, as amended, relating to the offer of the Common Stock to the Optionee under the Plan, unless the Administrator agrees to permit such exercise.
     6. Legends. The Optionee agrees that the certificates evidencing the shares of Common Stock issued upon exercise of the Option may include any legend which the Adminstrator deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement, or to comply with applicable laws.
     7. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement.
     8. Service. Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Corporation to employ or retain the Optionee for any period.
     9. Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Administrator.
     10. Governing Law. The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Maryland without giving effect to the principles of conflicts of laws.
     11. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ATTEST:	EntreMed, Inc.

By:

Accepted and agreed to as of the Date of Grant:
Optionee

“EXHIBIT A”
EXERCISE OF OPTION
Board of Directors
EntreMed, Inc.
Gentlemen:
          The undersigned, the Optionee under the Stock Option Agreement (“Agreement”) identified as Option No. ___—___ granted pursuant to the EntreMed, Inc. 2001 Long-Term Incentive Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase ___ shares of Common Stock of EntreMed, Inc., par value $.01 per share (the “Option Shares”), and herewith makes payment of $______ in the form of (check all that apply and if more than one is checked, indicate the amount to be paid by each payment method):

☐ Cash or Check:

☐ Common Stock:

☐ Brokerage Transaction:
          The undersigned hereby elects to satisfy applicable withholding requirements by (check all that apply and, if more than one is checked, indicate the amount to be withheld by each withholding method):

☐ Cash or Check:

☐ Withholding of Common Stock:

☐ Delivery of Common Stock:
Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Plan and the Agreement:

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Date:

(Signature of Optionee)
Date received by EntreMed, Inc.:
Received by:
Note: Shares of Common Stock being delivered in payment of all or any part of the Exercise Price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.

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